UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) has adopted four new policies- a stock ownership and retention policy applicable to the Chief Executive Officer and non-employee members of the Board, a claw-back policy for incentive compensation awarded to certain employees of the Company, an anti-pledging policy applicable to all officers and directors of the Company, and an anti-hedging policy applicable to all employees and directors of the Company. In addition, the Company has made certain revisions to its Corporate Governance Guidelines. The new policies and revisions, each of which is described in greater detail below, were adopted to enhance the corporate governance structure of the Company and more closely align the interest of the officers and directors with those of the shareholders of the Company.

Stock Ownership and Retention Policy

Under the newly adopted equity ownership policy, the Chief Executive Officer must maintain ownership of Company common stock with a value equal to three times such executive’s annual base salary. Directors are expected to hold five times their annual board cash retainer in company securities. Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. The policy also incorporates a retention requirement by requiring such persons to retain 50% of the net shares resulting from the vesting of certain awards to obtain the required ownership under the policy.

Claw-back Policy

Under the Claw-Back Policy, if a Covered Officer in the Company’s equity or cash incentive plans receives an award under the applicable plan based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled and the restatement is based in whole or in part on the misconduct of the Covered Officer, they will refund to the Company the difference between what they received and what they should have received.

Anti-pledging Policy

Under the Anti-pledging Policy, officers and directors are prohibited from holding Company securities in margin accounts or pledging Company securities as collateral for a loan. All officers and directors are in compliance with this policy.

Anti-hedging Policy

The Board adopted an anti-hedging policy that covers employees, officers and directors of the Company. The policy provides that certain hedging transactions are prohibited by the Company’s employees, officers and directors, although the Company may permit a hedging transaction in limited circumstances, if prior approval is obtained for such transaction. All officers and directors are in compliance with this policy.

Corporate Governance Guidelines

In addition, the Board adopted certain amendments to its Corporate Governance Guidelines. The amendments provide, among other things, that:

(i)	The Governance, Nominating, Audit and Compensation committees will be comprised only of independent directors;

(ii)	A director will tender their resignation if, in an uncontested election, the director fails to receive a greater number of votes “for” election than votes “withheld” from such election;

(iii)	Executive officers are prohibited from serving as a director of another company that concurrently employs a director of the Company;

(iv)	The Board shall determine from time to time, whether it is in the best interest of the Company to have the same person occupy the offices of CEO and Chairman. (Currently the CEO and Chairman roles are occupied by different persons.) If the Company’s CEO does serve as Chairman, the Board shall appoint a “Lead Independent Director”; and

(v)	The CEO shall not serve on the board of directors for more than three public companies (including the Company’s Board).

Copies of the above referenced policies and Corporate Governance Guidelines are available on the Company’s website, www.scansource.com, under the Investors tab. The contents of the Company’s website are not incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ John J. Ellsworth
March 26, 2014	Name:	John J. Ellsworth
	Its:	Vice President, General Counsel and Corporate Secretary

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